Exhibit 23.1

CONSENT OF PENDER NEWKIRK & COMPANY

Independent Registered Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8 Amendment No.1 Registration No. 333-117311, dated August 26, 2011) pertaining to the Innovaro, Inc. Equity Compensation Plan to the use of our report dated March 30, 2011, with respect to the consolidated financial statements of Innovaro, Inc. and Subsidiaries (“the Company”), which report appears in the Form 10-K of the Company for the year ended December 31, 2010.

/s/ Pender Newkirk & Company

Pender Newkirk & Company

Certified Public Accountants

Tampa, Florida

August 26, 2011